__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 19, 2016 (September 16, 2016)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 1.01    Entry into a Material Definitive Agreement.

Common Unit Purchase Agreement

On September 16, 2016, Holly Energy Partners, L.P. (the “Partnership”) entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with each of the purchasers listed on Schedule A thereto (the “Purchasers”) pursuant to which the Purchasers have agreed to purchase (the “Private Placement”) 3,420,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $30.18 per Common Unit. The issuance of the Common Units pursuant to the Purchase Agreement is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Purchasers. The Partnership, on the one hand, and each of the Purchasers (severally and not jointly), on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods.

Pursuant to the Purchase Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with the Purchasers in connection with the closing of the Private Placement pursuant to which the Partnership will file and maintain a registration statement with respect to the resale of the Common Units on the terms and conditions set forth therein.

The Private Placement is expected to close on or about October 1, 2016. Prior to or simultaneously with the closing of the Private Placement, Holly Energy Partners – Operating, L.P. (“Operating”), a Delaware limited partnership and a wholly owned subsidiary of the Partnership, plans to acquire all the issued and outstanding limited liability company interests in Woods Cross Operating LLC, a Delaware limited liability company, which owns three recently completed refinery units at the Woods Cross refinery owned by HollyFrontier Woods Cross Refining LLC, a Delaware limited liability company (the “Woods Cross Acquisition”). The closing of the Private Placement is conditioned upon (i) the closing of the Woods Cross Acquisition and (ii) certain other customary closing conditions. The Partnership expects to receive gross proceeds from the issuance of the Common Units to the Purchasers of approximately $103 million, and the Partnership intends to use the net proceeds to finance a portion of the Woods Cross Acquisition.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Common Unit Purchase Agreement, dated as of September 16, 2016, by and among Holly Energy Partners, L.P. and the Purchasers named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Senior Vice President and Chief Financial Officer

Date:    September 19, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Common Unit Purchase Agreement, dated as of September 16, 2016, by and among Holly Energy Partners, L.P. and the Purchasers named therein.